      As filed with the Securities and Exchange Commission on April 5, 2002
                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         YORK INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                Delaware                                 13-3473472
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)

           631 South Richland                              17403
           York, Pennsylvania                            (Zip Code)
(Address of Principal Executive Offices)

            York International Corporation Amended and Restated 1992
                              Omnibus Stock Plan
                            (Full title of the plan)


                                  Jane G. Davis
                  Vice President, Secretary and General Counsel
                         York International Corporation
                            631 South Richland Avenue
                            York, Pennsylvania 17403
                     (Name and address of agent for service)

                                 (717) 771-7890
          (Telephone number, including area code, of agent for service)

                                     copy to

                         Thomas D. Washburne, Jr., Esq.
                             Michael W. Conron, Esq.
                        Venable, Baetjer and Howard, LLP
                           2 Hopkins Plaza, Suite 1800
                            Baltimore, Maryland 21201
                                 (410) 244-7400

                         CALCULATION OF REGISTRATION FEE

                                          Proposed maximum    Proposed maximum
Title of Securities    Amount to be        offering price         aggregate            Amount of
  to be registered      registered           per share*        offering price      Registration Fee
  ----------------      ----------        -----------------    --------------      ----------------
Common Stock              500,000            $35.65              $17,825,000             $1640
$.005 Par Value            Shares


* Calculated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h), based upon the reported closing price of York International Corporation Common Stock on the New York Stock Exchange, Inc. on April 2, 2002.

                                     PART II

                          PRIOR REGISTRATION STATEMENT

      This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the registrant in connection with its Amended and Restated 1992 Employee Stock Purchase Plan (the "Plan"). The Registrant filed a registration statement on Form S-8, on August 26, 1992 (File No. 33-51374) (the "Prior Registration Statement") in respect of shares of Common Stock to be offered pursuant to the Plan. The Prior Registration Statement is currently effective. The contents of the Prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

    Exhibit Number           Description
    --------------           -----------
        5.1            Opinion of Jane G. Davis

       23.1            Consent of Jane G. Davis (included in Exhibit 5.1)

       23.2            Consent of KPMG LLP

       24.1            Powers of Attorney

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of York, Commonwealth of Pennsylvania, on April 5, 2002.

                                        YORK INTERNATIONAL CORPORATION



                                        By: /s/ Jane G. Davis
                                            -------------------------------
                                                Jane G. Davis
                                                Vice President, Secretary and
                                                General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


             *                                        January 24, 2002
----------------------------------------
Michael R. Young
President and Chief Executive Officer
and Director


             *                                         January 24, 2002
----------------------------------------
C. David Myers, Vice President and
Chief Financial Officer


             *                                        January 24, 2002
----------------------------------------
David R. Heck, Controller


             *                                        January 24, 2002
----------------------------------------
Gerald C. McDonough, Chairman


             *                                        January 24, 2002
----------------------------------------
W. Michael Clevy, Director

             *                                        January 24, 2002
----------------------------------------
Malcolm W. Gambill, Director


             *                                        January 24, 2002
----------------------------------------
John Roderick Heller, III, Director


             *                                        January 24, 2002
----------------------------------------
Robert F. B. Logan, Director


             *                                        January 24, 2002
----------------------------------------
Paul J. Powers, Director


             *                                        January 24, 2002
----------------------------------------
Donald M. Roberts, Director


             *                                        January 24, 2002
----------------------------------------
James A. Urry, Director


*By   /s/ Jane G. Davis
      -----------------
      Jane G. Davis
      Attorney-in-Fact